UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 04, 2024

America Great Health

(Exact name of registrant as specified in charter)

wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA 91803	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 2nd, 2025, the Company accepted the resignation of Quinn Chen as Chief Financial Officer of the Company to be effective June 30, 2025. Mr. Chen is resigning for personal reasons and there were no disagreements between him and the Company. His departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.

The Board of Directors of the Company intends to conduct a search of potential internal and external candidates to replace Mr. Chen. In the interim, the Company’s President and Chief Executive Officer, Mike Wang, will serve as the Chief Financial Officer, to assume the duties as principal financial officer and principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: September 12, 2025	By:	/s/ Mike Q. Wang
	Name:	Mike Q. Wang
	Title:	President/CFO

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